UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2012

PACIFIC OFFICE PROPERTIES TRUST, INC.
__________________________________________________________________________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-09900	86-0602478
__________________________________________________________________________________________________________
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

841 Bishop Street, Suite 1700 Honolulu, Hawaii	96813
____________________________________________________________	______________________________
(Address of principal executive offices)	(Zip Code)

(808) 521-7444
(Registrant's telephone number, including area code)

Not applicable
__________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As previously disclosed, on February 15, 2012, Pacific Office Properties Trust, Inc., a Maryland corporation (the “Company”), through its subsidiaries, entered into two Purchase and Sale Agreements (the “Agreements”) to sell the Company's fee and leasehold interests in its First Insurance Center property, located in Honolulu, Hawaii, to Senior Housing Properties Trust for aggregate consideration of approximately $70.5 million (including the assumption of $52 million in existing debt encumbering the property). The sale transactions pursuant to the Agreements were completed on June 18, 2012.

Other than the Agreements, there are no material relationships between the Company and Senior Housing Properties Trust.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of February 15, 2012, between 101 Park Avenue (1100 Ward), LLC and Senior Housing Properties Trust (previously filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-09900) and incorporated herein by reference).

2.2
Purchase and Sale Agreement and Joint Escrow Instructions, dated as of February 15, 2012, between Pacific Office Properties Trust (Ward Avenue) LLC and Senior Housing Properties Trust (previously filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (File No. 001-09900) and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC OFFICE PROPERTIES TRUST, INC.

By:     /s/ Kimberly F. Aquino
Name:    Kimberly F. Aquino
Title:    Vice President and Corporate Secretary

Dated: June 19, 2012